SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006 (March 30, 2006)

Scientigo, Inc.

Delaware	0-22969	59-3562953
(State or other jurisdiction of incorporation)	(Commission File ID No.)	(IRS Employer No.)

6701 Carmel Road
Suite 205
Charlotte, NC 28226
(Address of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On April 3, 2006, Scientigo, Inc. issued a press release announcing the results of its exchange offer to all holders of its 2005 6.4% Senior Convertible Notes and Warrants to Purchase Common Stock. Out of the $6,383,950 in face value of the 6.4% Notes outstanding, the holders of $6,214,375 face value tendered their 6.4% Notes for exchange, constituting 97.3% of the outstanding Notes. All tendered 6.4% Notes were accepted by Scientigo and $4,971,500 face value of its 10% A Notes were issued in exchange. Additionally, holders of 3,080,000 warrants to purchase Common Stock, that were issued with the 6.4% Convertible Notes, tendered their warrants (97.3% of those outstanding) and received 3,623,558 A Warrants and 3,080,000 B Warrants in exchange. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 4, 2006, Scientigo, Inc. issued a press release announcing that as of March 31, 2006, $3,622,998 of its 10% A Notes were converted into 4,025,553 shares of common stock at the $0.90 per share conversion price. This conversion represents 72% of the A Notes that were issued on March 30, 2006, in exchange for 6.4% Senior Convertible Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro Forma Financial Information

Not applicable.

(c)     Exhibits

99.1  Press Release announcing the results of the exchange offer.

99.2  Press Release announcing the conversion of 10% A Notes into shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Scientigo, Inc.
(Registrant)

Dated: April 4, 2006	By:	/s/ Clifford Clark
Clifford Clark, Chief Financial Officer